Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of HUYA Inc. of our report dated March 14, 2018 relating to the financial statements, which appears in HUYA Inc.’s prospectus filed on May 11, 2018 pursuant to Rule 424(b).

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Guangzhou, the People’s Republic of China

September 14, 2018